UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 17, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA (Address of principal executive offices)		19053 (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2017, Sean P. McGrath resigned from his position as the Chief Financial Officer of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), effective upon the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Effective Date”). Mr. McGrath informed the Partnership that he resigned in order to pursue other business activities outside of the deathcare industry. Until the Effective Date, Mr. McGrath is expected to continue to serve in his current role as Chief Financial Officer of StoneMor GP and to continue to perform his duties in that capacity. The Board of Directors of StoneMor GP expects to announce Mr. McGrath’s replacement before the Effective Date.

StoneMor GP and Mr. McGrath are negotiating the terms of certain arrangements that will apply to his separation from StoneMor GP and the Partnership, and the Partnership will file an amendment to this Form 8-K to provide the required information relating to such arrangements after that information becomes available.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2017, the Partnership issued a press release, attached hereto as Exhibit 99.1, announcing Mr. McGrath’s resignation.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 23, 2017 announcing Sean McGrath’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Austin K. So
Austin K. So General Counsel, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 23, 2017 announcing Sean McGrath’s resignation.

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